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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 14, 2005
(Date of report (Date of earliest event reported))

THE SPORTS AUTHORITY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31746 (Commission File Number)	84-1242802 (IRS Employer Identification No.)
1050 West Hampden Avenue, Englewood, Colorado (Address of Principal Executive Offices)		80110 (Zip Code)
(303) 200-5050 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

        The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be incorporated by reference into any filing of The Sports Authority, Inc. under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

        On April 14, 2005, The Sports Authority, Inc. ("TSA" or the "Company") issued a news release regarding the final results of its lease accounting review and related restatement, and the filing of it's 2004 Annual Report on Form 10-K. The Company's adjustments to its lease accounting policies and the related impacts to historical periods are more fully described in its amended Annual Report on Form 10-K/A for the fiscal year ended January 31, 2004 and the amended quarterly reports for each of the first three quarters of fiscal 2004, all of which have been filed with the Securities and Exchange Commission and include restated historical financial information. The news release is attached hereto as Exhibit 99.1.

To supplement our Fiscal 2005 guidance presented on a basis in accordance with accounting principles generally accepted in the United States of America ("GAAP"), we have disclosed additional non-GAAP measures of projected earnings per share adjusted to exclude the lease accounting impact to enhance an overall understanding of our projected financial performance. These non-GAAP measures have been reconciled to the most comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

  (c)
  Exhibits.

  99.1
  News Release issued by The Sports Authority, Inc. on April 14, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPORTS AUTHORITY, INC.
By:	/s/ THOMAS T. HENDRICKSON
	Name:	Thomas T. Hendrickson
	Title:	Chief Financial Officer, Chief Administrative Officer and Treasurer

Date: April 14, 2005

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  Item 2.02. Results of Operations and Financial Condition
  Item 9.01. Financial Statements and Exhibits
SIGNATURES